SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                    ----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: November 8, 2000


                          DEL GLOBAL TECHNOLOGIES CORP.
                          -----------------------------
             (Exact name of registrant as specified in its charter)


                                     1-10512
                            (Commission File Number)


                                   13-1784308
                      (IRS Employer Identification Number)


                                    New York
                            (State of Incorporation)


                    1 Commerce Park, Valhalla, New York 10595
                    (Address of principal executive offices)


                                  914-686-3600
              (Registrant's Telephone Number, including area code)







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Item 5.           Other Events and Regulation FD Disclosure.
                  -----------------------------------------


                  The Registrant, a New York corporation ("Del"), issued a press release dated November 6, 2000 announcing that it would delay the filing of its Form 10K and that its net income for the fiscal year ended July 29, 2000 will be substantially lower than its net income for the fiscal year 1999. The press release is attached hereto as an exhibit and is incorporated herein by reference.

                  Exhibits.

                  Exhibit Number                  Description
                  --------------                  -----------
                         20.1                     Press Release of Del Global
                                                  Technologies Corp. dated
                                                  November 6, 2000

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        DEL GLOBAL TECHNOLOGIES CORP.


                                        By:  /s/ Leonard A. Trugman
                                             -----------------------------------
Dated:  November 8, 2000                     Leonard A. Trugman, Chairman, Chief
                                             Executive Officer and President

                                  EXHIBIT 20.1

                                            FOR IMMEDIATE RELEASE
                                            FOR FURTHER INFORMATION CONTACT:

November 6, 2000                            LEONARD A. TRUGMAN
                                            CHAIRMAN, CEO & PRESIDENT
                                            TELEPHONE: (914) 686-3600



________________________________________________________________________________

                    DEL GLOBAL TECHNOLOGIES CORP. ANNOUNCES A
              SHORTFALL IN FISCAL 2000 RESULTS; DELAY IN FILING ITS
                     FORM 10-K; EXPECTS RECORD FISCAL 2001;
                             RECORD CURRENT BACKLOG
________________________________________________________________________________


Valhalla, NY, November 6, 2000 - Del Global Technologies Corp. (NASDAQ:DGTC), announced today that its net income for the fiscal year ended July 29, 2000 will be substantially lower than its net income for Fiscal 1999 and that it would delay the filing of its Form 10-K with the Securities and Exchange Commission. It is expected that the Company will have to revise its Fiscal 2000 quarterly results. The Company is currently conducting a review to determine if it will also be required to restate Fiscal 1999 results.

The shortfall from anticipated sales and net income was due to a number of factors, including the failure to ship completed products prior to the close of its fiscal year, a substantial decline in gross margins in its Medical Systems Group, the receipt of anticipated orders too late in the fiscal year to be converted to sales, and the expensing of certain costs relating to the acquisition of selected assets of Acoma Medical Imaging, Inc. and X-Ray Technologies, Inc.

The delay in filing of the Company's Form 10-K is a result of the Company making a thorough review of sales cut-offs for each quarter in Fiscal 2000. The Company will issue a press release announcing when it expects to issue results and file its Form 10-K with the SEC. The Company will schedule a conference call to discuss Fiscal 2000 once it files its Form 10-K.

The Company has taken specific steps to strengthen its operational controls and internal accounting procedures. It has also appointed a Director of Internal Auditing for each of the Del Medical Systems Group and the Del Power Conversion Group.

"While we are profoundly disappointed with the estimated results for Fiscal 2000 and the delay in filing Del's Form 10-K with the SEC, it appears that in Fiscal 2001 the Company will set a record for sales. Incoming orders are very strong and our current backlog is at an all-time high of approximately $50 million. The Company is in a very strong financial position with a book value in excess of $8.00 per share," according to Leonard A. Trugman, Chairman, Chief Executive Officer and President.

Del Global Technologies Corp. is primarily engaged in the design, manufacture and marketing of state-of-the-art, cost-effective medical imaging and diagnostic systems consisting of stationary and portable imaging systems, radiographic/fluoroscopic systems, mammography systems, Neo-Natal systems, dental imaging systems and proprietary precision power conversion subsystems for medical as well as critical industrial applications. These include airport explosives detection, electronic noise suppression subsystems, analytical instrumentation, semiconductor capital equipment and energy exploration.

This press release contains forward-looking statements. Such statements involve various risks that may cause actual results to differ materially. These risks include, but are not limited to, the ability of the Company to grow internally or by acquisition and to integrate acquired businesses, changing industry and competitive conditions, and other risks referred to in the Company's registration statements and periodic reports filed with the Securities & Exchange Commission.